EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form 10-K of MTC Technologies, Inc. and subsidiaries of our report dated March 13, 2008, with respect to the consolidated financial statements of MTC Technologies, Inc. and subsidiaries.

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-8 No. 333-111537 and No. 333-104013 pertaining to the Modern Technologies Corporation Master Savings Plan,

•	Form S-8 No. 333-141371 pertaining to the MTC Technologies, Inc. 2007 Deferred Compensation Plan,

•	Form S-8 No. 333-142186 pertaining to the MTC Technologies, Inc. 2007 Equity Compensation Plan,

•	Form S-8/A No. 333-141371 pertaining to the MTC Technologies, Inc. 2007 Amended and Restated Deferred Compensation Plan, Amendment No. 1

of our reports dated March 13, 2008, with respect to the consolidated financial statements of MTC Technologies, Inc. and the effectiveness of internal control over financial reporting of MTC Technologies, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Dayton, Ohio
March 13, 2008